SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

☒ Definitive Information Statement

                         Marmion Industries Corp.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
________________________________________________________________
4)	Proposed maximum aggregate value of transaction:
________________________________________________________________
5)	Total Fee Paid:
________________________________________________________________
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
________________________________________________________________
2)	Form, Schedule or Registration Statement No.:
________________________________________________________________
3)	Filing Party:
________________________________________________________________
4)	Dated Filed:
________________________________________________________________

1

MARMION INDUSTRIES CORP.
9103 Emmott Road, Building 6, Suite A
Houston, Texas 77040
____________________

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

____________________

September 8, 2006

A majority of the shareholders of Marmion Industries Corp., have taken action by written consent to approve an amendment to our Certificate of Incorporation, which amendment will increase our authorized common stock from 50,000,000 shares to 500,000,000 shares.

Shareholders of record at the close of business on August 29, 2006 will be entitled to notice of this shareholder action by written consent. Since the actions will be approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the increase in our authorized common stock will become effective on or after October 2, 2006.

/s/ Wilbert H. Marmion, III

Wilbert H. Marmion, III
President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

MARMION INDUSTRIES CORP.
____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of the company took action by written consent on August 29, 2006 for the purpose of approving an amendment to the company’s certificate of incorporation (the “Charter Amendment”) to increase the company’s authorized common stock from 50,000,000 shares to 500,000,000 shares (the “Capitalization Increase”).

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of August 16, 2006, there were 25,569,990 shares of our common stock outstanding, 9,750,000 shares of our class A preferred stock outstanding and 30,000,000 shares of our series B preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our series A and series B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares of class A and series B preferred stock held by such holder are convertible, and for the actions described herein, vote together with the holders of common stock as a single class. Each share of class A preferred stock is convertible into 40 shares of common stock and as such the 9,750,000 shares of class A preferred stock are entitled to 390,000,000 votes. Each share of series B preferred stock is convertible into 100 shares of common stock and as such the 30,000,000 shares of series B preferred stock are entitled to 3,000,000,000 votes. Accordingly, there are 3,415,569,990 votes outstanding voting together as a single class. Shareholders of record at the close of business on August 29, 2006, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock, class A preferred stock and series B preferred stock voting together as a single class.

On August 29, 2006, Wilbert H. Marmion, holder of the voting rights with respect to (i) 4,900 shares of our common stock (ii) 390,000,000 voting rights with respect to shares of his class A preferred stock and (iii) 3,000,000,000 voting rights with respect to his series B preferred stock delivered a written consent to us adopting the proposal set forth herein. For a detailed breakdown of Mr. Marmion’s holdings please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Dissenters’ Rights of Appraisal

No action will be taken in connection with the proposed corporate action by our board of directors or by the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 16, 2006 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name And Address (1)	Number Of Shares Beneficially Owned	Percentage Owned (2)
Wilbert H. Marmion, III	3,390,004,900 (3)	99.3%
Ellen Raidl (4)	0	*

All directors and officers as a group (2 persons)	3,390,004,900	99.3%

* Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise noted, the address for each person is 9103 Emmott Road, Building 6, Suite A, Houston, Texas 77040.

(2)	Based on 25,569,990 common shares issued and outstanding.

(3)
Includes (i) 390,000,000 shares of common stock issuable upon conversion of 9.750,000 shares of class A preferred stock and (ii) 3,000,000,000 shares of common stock issuable upon conversion of 30,000,000 shares of series B preferred stock. Mr. Marmion is our President, Chief Executive Officer and director. Mr. Marmion is married to Ellen Raidl, our Secretary, Treasurer and director.

(4)	Ms. Raidl is our Secretary, Treasurer and director.

PROPOSAL 1
AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 500,000,000 SHARES

Introduction

On August 24, 2006, our board of directors unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 500,000,000 shares. Our board of directors further directed that this amendment to our certificate of incorporation be submitted for consideration by our stockholders. On August 29, 2006, the holders of our voting stock approved the increase of our authorized common stock to 500,000,000 shares.

Effective Time of the Charter Amendment Increasing our Authorized Common Stock

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our certificate of incorporation effectuating the increase of our authorized common stock with the Secretary of State of Nevada. This amendment to our certificate of incorporation will become effective at the close of business on the date the amendment to the certificate of incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made in the first week of October 2006. A copy of the amendment to our certificate of incorporation is attached to this information statement as Appendix A.

Principal Reasons for Increase in Authorized Common Stock

Currently, our articles of incorporation, as amended, authorize 50,000,000 shares of common stock. Authorizing an additional 450,000,000 shares of common stock would give our board of directors the express authority without further action of the stockholders to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable by or rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized common stock because it wants maximum flexibility to issue common stock in the future without having to seek stockholder approval in the future.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Marmion more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Marmion. The board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any preferred stock. Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequence.

The board of directors does not currently intend to propose any amendments to Marmion’s articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby. Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, it should be noted that management and its family members currently control 99% of the outstanding common stock on a fully diluted basis and consider a hostile takeover attempt very unlikely.

All shares of common stock, including the additional shares of common stock that will be authorized when the Charter Amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements into which Marmion may hereafter enter, by the terms of any securities that Marmion may hereafter issue, or applicable law.

The additional shares of common stock which would be authorized would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding.

______________________________________

By Order of the Board of Directors

/s/ Wilbert H. Marmion, III
Wilbert H. Marmion, III
President

September 8, 2006
Houston, Texas

APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation

MARMION INDUSTRIES CORP.

2. The articles have been amended as follows (provide article numbers, if available):

Paragraph 1 of the Article titled “Capital Stock,” as previously amended, is hereby further amended to read as follows:

“1. Authorized Stock. The total number of shares which the Company shall have authority to issue is 1,000,000,000, consisting of 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 500,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 99%.

4. Effective date of filing (optional): ___________________

5. Officer Signature: (required): ________________________

A-1